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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-76676 of DVI, Inc. Form S-3 of our report dated August 10, 2001, appearing and incorporated by reference in the Annual Report on Form 10-K of DVI, Inc. for the year ended June 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey

April 24, 2002